The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed or submitted to the Depositary. If you have any questions or require more information with regard to the procedures for completing this Letter of Transmittal, please contact Computershare Investor Services Inc.

LETTER OF TRANSMITTAL
FOR COMMON SHARES OF
MUSGROVE MINERALS CORP.

TO:	COMPUTERSHARE INVESTOR SERVICES INC. (the "Depositary")

AND TO:	MUSGROVE MINERALS CORP. ("Musgrove")

This Letter of Transmittal is for use by registered holders (the "Registered Shareholders") of common shares of Musgrove (the "Musgrove Shares") in connection with the amalgamation (the “Amalgamation”) of the Company and RewardStream Solutions Inc. to form an amalgamated company (“Amalco”). Registered Shareholders are referred to the Information Circular of Musgrove dated May 26, 2016 (the “Circular”) prepared for the annual and special meeting of shareholders of Musgrove to be held on June 24, 2016, at which approval of the Amalgamation will be sought from such shareholders. At the effective time of the Amalgamation (the “Effective Time”), except as set forth in the Circular, each such share certificate of Musgrove will represent the right to receive 0.5 common shares of Amalco (“Amalco Shares”) as provided in the Circular. Capitalized terms used but not defined in this Letter of Transmittal have the meanings set out in the Circular.

This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany any certificate(s) or any statement(s) prepared by the Depositary pursuant to its direct registration system (the “DRS Advice Statements”) representing Musgrove Shares which are deposited in connection with the Amalgamation.

This Letter of Transmittal is for use by Registered Shareholders only and is not to be used by beneficial holders of Musgrove Shares who are not Registered Shareholders (the "Non-Registered Shareholders"). A Non-Registered Shareholder does not have Musgrove Shares registered in his, her or its name; rather, such Musgrove Shares are held by an intermediary or clearing agency such as CDS & Co. If you are a Non-Registered Shareholder, you should contact your intermediary for instructions and assistance in delivering the certificates or DRS Advice Statements representing your Musgrove Shares and receiving the Amalco Shares for such Musgrove Shares.

Holders of the Musgrove Shares are not entitled to receive fractional Amalco Shares in connection with the Amalgamation. If the aggregate number of Amalco Shares to which a Musgrove Shareholder would otherwise be entitled would include a fractional share, then the number of Amalco Shares that such Musgrove Shareholder is entitled to receive shall be rounded down to the next whole number and no Musgrove Shareholder will be entitled to any compensation in respect of such fractional Amalco Share.

In order to receive the appropriate number of Amalco Shares that a holder of Musgrove Shares is entitled to receive pursuant to the Amalgamation, Registered Shareholders are required to deposit the certificate(s) or the DRS Advice Statement(s) representing their Musgrove Shares with the Depositary. This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany the certificate(s) or the DRS Advice Statement(s) representing the Musgrove Shares and must be deposited for receipt of the Amalco Shares pursuant to the Amalgamation.

Whether or not the undersigned delivers the required documentation to the Depositary, as of the Effective Time, the undersigned will cease to be a holder of Musgrove Shares and, subject to the ultimate expiry identified below, will only be entitled to receive the Amalco Shares to which the undersigned is entitled under the Amalgamation. REGISTERED SHAREHOLDERS WHO DO NOT DELIVER CERTIFICATE(S) OR DRS ADVICE STATMENT(S) REPRESENTING THEIR MUSGROVE SHARES AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY ON OR BEFORE THE SIXTH ANNIVERSARY OF THE EFFECTIVE DATE WILL LOSE THEIR RIGHT TO RECEIVE ANY AMALCO SHARES, FOR THEIR MUSGROVE SHARES AND ANY CLAIM OR INTEREST OF ANY KIND OR NATURE AGAINST MUSGROVE OR THE DEPOSITARY.

Please read the Circular and the instructions set out below carefully before completing this Letter of Transmittal. Delivery of this Letter of Transmittal to an address other than as set forth herein will not constitute a valid delivery. If Musgrove Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different Registered Shareholder. See Instruction 2.

In connection with the Amalgamation being considered for approval at the Meeting, the undersigned hereby deposits with the Depositary the enclosed certificate(s) or DRS Advise Statement(s) representing Musgrove Shares, details of which are as follows:

Number of Musgrove Shares
Certificate Number(s) or DRS		Represented by Certificate or DRS
Advice Statement Number(s)	Name(s) in which Registered	Advice Statement

TOTAL

(Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the above form.)

[ ]

Some or all of the certificates or DRS Advice Statements representing Musgrove Shares held by the undersigned have been lost, stolen or destroyed (Check box if applicable). Please review Instruction 6 for the procedure to replace certificates or DRS Advice Statements that have been lost, stolen or destroyed.

It is understood that (i) upon receipt by the Depositary of this duly completed and signed Letter of Transmittal and of the certificate(s) or DRS Advice Statement(s) representing the Musgrove Shares deposited herewith (the "Deposited Musgrove Shares") and (ii) following the Effective Date, the Depositary will deliver to the undersigned, in accordance with the issuance and delivery instructions provided in Box A and Box B below certificates or DRS Advice Statements representing the Amalco Shares that the undersigned is entitled to receive under the Amalgamation or hold such certificates or DRS Advice Statements for pick-up in accordance with the instructions set out in Box C below, and the certificate(s) or DRS Advice Statement(s) representing the Deposited Musgrove Shares will forthwith be cancelled.

The undersigned holder of Musgrove Shares represents and warrants in favour of Musgrove that: (i) the undersigned is the registered holder of the Deposited Musgrove Shares; (ii) such Deposited Musgrove Shares are owned by the undersigned free and clear of all mortgages, liens, charges, encumbrances, security interests and adverse claims; (iii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver the Deposited Musgrove Shares and that, when the certificates or DRS Advice Statements representing the Amalco Shares are delivered, none of Musgrove, Amalco, or any affiliate thereof or successor thereto will be subject to any adverse claim in respect of such Deposited Musgrove Shares; (iv) the Deposited Musgrove Shares have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any such Deposited Musgrove Shares, to any other person; (v) the transfer of the Deposited Musgrove Shares complies with all applicable laws; (vi) all information inserted by the undersigned into this Letter of Transmittal is complete, true and accurate; (vii) the undersigned has received or obtained a copy of the Circular; and (viii) the delivery of certificates or DRS Advice Statements representing the applicable number of Amalco Shares will discharge any and all obligations of Musgrove, Amalco and the Depositary with respect to the matters contemplated by this Letter of Transmittal and the Amalgamation. These representations and warranties shall survive the completion of the Amalgamation.

Except for any proxy deposited with respect to the vote on the resolutions to be approved at the Meeting, as set out in Schedule "B" to the Circular, or as granted by this Letter of Transmittal, the undersigned revokes any and all authority, other than as granted in this Letter of Transmittal, whether as agent, attorney in fact, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Musgrove Shares and no subsequent authority, whether as agent, attorney in fact, proxy or otherwise, will be granted with respect to the Deposited Musgrove Shares.

The undersigned hereby agrees to transfer, effective at the Effective Time and pursuant to the Amalgamation, all right, title and interest in the Deposited Musgrove Shares and irrevocably appoints and constitutes the Depositary the lawful attorney of the undersigned, with full power of substitution to deliver the Deposited Musgrove Shares pursuant to the Amalgamation and to effect the transfer of the Deposited Musgrove Shares on the books of Musgrove to the extent and in the manner provided under the Amalgamation.

The undersigned will, upon request, execute any signature guarantees or additional documents deemed by the Depositary to be reasonably necessary or desirable to complete the transfer of the Deposited Musgrove Shares contemplated by this Letter of Transmittal.

The undersigned agrees that all questions as to validity, form, eligibility (including timely receipts) and acceptance of any Musgrove Shares transferred in connection with the Amalgamation shall be determined by Musgrove in its sole discretion and that such determination shall be final and binding and acknowledges that there is no duty or obligation upon Musgrove, Amalco, the Depositary or any other person to give notice of any defect or irregularity in any such surrender of Musgrove Shares and no liability will be incurred by any of them for failure to give any such notice.

The undersigned hereby acknowledges that the delivery of the Deposited Musgrove Shares shall be effected, and the risk of loss to such Deposited Musgrove Shares shall pass, only upon proper receipt thereof by the Depositary.

Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, legal representatives, successors and assigns of the undersigned.

The undersigned instructs the Depositary to mail the certificates or DRS Advice Statements representing the Amalco Shares that the undersigned is entitled to pursuant to the Amalgamation, in respect of the Deposited Musgrove Shares, promptly after the Effective Time by first class insured mail, postage prepaid to the undersigned, or to hold such certificates or DRS Advice Statements representing the Amalco Shares for pick-up, in accordance with the instructions given below. The undersigned acknowledges that the delivery of the Amalco Shares in respect of the Deposited Musgrove Shares exchanged hereby will completely discharge any obligations of Musgrove, Amalco and the Depositary with respect to the matters contemplated by this Letter of Transmittal.

If the Amalgamation is not completed or proceeded with, the enclosed certificate(s) or DRS Advice Statements(s) and all other ancillary documents will be returned as soon as possible to the undersigned at the address set out below in Box A or, failing such address being specified, to the undersigned at the last address of the undersigned as it appears on the securities register of Musgrove.

It is understood that the undersigned will not receive the Amalco Shares in respect of the Deposited Musgrove Shares until the Amalgamation is consummated and until the certificate(s) or DRS Advice Statements(s) representing the Deposited Musgrove Shares owned by the undersigned are received by the Depositary at the address set forth on the back of this Letter of Transmittal, together with a duly completed Letter of Transmittal and such additional documents as the Depositary may require, and until the same are processed by the Depositary. It is understood that under no circumstances will interest accrue or be paid in respect of the Deposited Musgrove Shares in connection with the Amalgamation.

By reason of the use by the undersigned of this Letter of Transmittal, the undersigned and each of you shall be deemed to have required that any contract in connection with the delivery of the Musgrove Shares pursuant to the Amalgamation through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l'utilisation de la présente lettre d'envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat relié à l'envoi d'actions ordinaires de Musgrove en vertu de l'amalgamation au moyen de la présente lettre d'envoi, de même que tous les documents qui s'y rapportent, soient rédigés exclusivement en langue anglaise.

This Letter of Transmittal will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

BOX A	BOX B

ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Issue Amalco Shares in the name of: (please print or type)

To be completed ONLY if the certificates/DRS Advice Statements representing the Amalco Shares to which the undersigned is entitled pursuant to the Amalgamation are to be sent to someone other than the person shown in Box A or to an address other than the address shown in Box A

(Name)

(Street Address and Number)
[ ] Same address as Box A; or
(City and Province or State)

(Country and Postal (Zip) Code)
(Name)
(Telephone – Business Hours)
(Street Address and Number)
(E-mail Address)
(City and Province or State)
(Social Insurance Number or Taxpayer Identification Number)
(Country and Postal (Zip) Code)

BOX C – SPECIAL PICK-UP INSTRUCTIONS

[ ] HOLD FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY WHERE
THE MUSGROVE SHARES WERE DEPOSITED

BOX D – U.S. SHAREHOLDERS – TAX
To be completed by all Registered Shareholders by selecting one box.

INDICATE WHETHER OR NOT YOU ARE A U.S. SHAREHOLDER, ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER OR HAVE A U.S. ADDRESS.

[ ] The Registered Shareholder is not a U.S. Person, a person in the United States, or a person acting for the account or benefit of a U.S. Person or a person in the United States.

[ ] The Registered Shareholder is a U.S. Person, a person in the United States, or a person acting for the account or benefit of a U.S. Person or a person in the United States.

For the definitions of "U.S. Person" and "United States", see Instruction 10.

SHAREHOLDER SIGNATURE

Signature guaranteed by (if required under	Signature of Shareholder or Authorized
Instruction 3):	Representative:

(Authorized Signature)	Dated: ___________________________________________

Name of Guarantor (please print or type)
(Signature of Musgrove Shareholder or authorized representative)
Address (please print or type)
(Signature of any joint holder)
Area Code and Telephone Number
(Name of Musgrove Shareholder)

(Name of authorized representative)

(Social Insurance Number or Taxpayer Identification Number)

(Daytime Telephone Number of Musgrove Shareholder
or Authorized Representative)

(Daytime Facsimile Number of Musgrove Shareholder
or authorized representative)

(Email Address of Musgrove Shareholder
or authorized representative)

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)

Registered Shareholders should read the accompanying Circular prior to completing this Letter of Transmittal. The terms and conditions of the Amalgamation are incorporated by reference into this Letter of Transmittal and capitalized terms used but not defined in this Letter of Transmittal have the meanings set out in the Circular.

(b)

This Letter of Transmittal duly completed and signed (or an originally signed facsimile copy thereof) together with accompanying certificates or DRS Advice Statements representing the Musgrove Shares and all other required documents must be sent or delivered to the Depositary at the address set out on the back of this Letter of Transmittal. In order to receive the Amalco Shares, under the Amalgamation for the Deposited Musgrove Shares, it is recommended that the foregoing documents be received by the Depositary at the address set out on the back of this Letter of Transmittal as soon as possible. Do not send the certificates or DRS Advice Statements or the Letter of Transmittal to Amalco or Musgrove.

(c)

The method used to deliver this Letter of Transmittal and any accompanying certificates or DRS Advice Statements representing Deposited Musgrove Shares and all other required documents is at the option and risk of the Registered Shareholder and delivery will be deemed effective only when such documents are actually received by the Depositary. Musgrove, Amalco and the Depositary recommend that the necessary documentation be hand delivered to the Depositary at the address set out on the back of this Letter of Transmittal, and a receipt obtained; otherwise, the use of registered mail with return receipt requested, properly insured, is recommended. Non-Registered Shareholders whose Musgrove Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Musgrove Shares. Delivery to an office other than to the specified office does not constitute delivery for this purpose.

(d)

Musgrove reserves the right if it so elects in its absolute discretion to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal and/or accompanying documents received by it.

(e)

If the Amalco Shares are to be issued in the name of a person other than the person(s) signing this Letter of Transmittal or if the certificates or DRS Advice Statements representing the Amalco Shares, are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate box on this Letter of Transmittal should be completed (Box A and B).

2.	Signatures

This Letter of Transmittal must be completed and signed by a Registered Shareholder or by such Registered Shareholder's duly authorized representative (in accordance with paragraph 4 below of these Instructions).

(a)

If this Letter of Transmittal is signed by the Registered Shareholder(s) of the accompanying certificate(s) or DRS Advice Statement(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) or DRS Advice Statement(s) without any change whatsoever, and the certificate(s) or DRS Advice Statement(s) need not be endorsed. If such deposited certificate(s) or DRS Advice Statement(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(b)

If this Letter of Transmittal is signed on behalf of a Registered Shareholder by a person other than the Registered Shareholder of the accompanying certificate(s) or DRS Advice Statement(s), or if the Amalco Shares are to be issued to a person other than the Registered Shareholder:

(i)

such deposited certificate(s) or DRS Advice Statement(s) must be endorsed or be accompanied by appropriate share transfer power(s) of attorney duly and properly completed by the Registered Shareholder; and

(ii)

the signature on such endorsement or share transfer power(s) of attorney must correspond exactly to the name of the Registered Shareholder as registered or as appearing on the certificate(s) or DRS Advice Statement(s) and must be guaranteed as noted in paragraph 3 below of these Instructions.

(c)

If any of the Deposited Musgrove Shares are registered in different names on several certificates or DRS Advice Statements, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Deposited Musgrove Shares.

3.	Guarantee of Signatures

If this Letter of Transmittal is signed on behalf of a Registered Shareholder by a person other than the Registered Shareholder or if the Amalco Shares are to be issued in a name other than the Registered Shareholder, or sent to an address other than the address of the Registered Shareholder as shown on the securities register of Musgrove, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution). An "Eligible Institution" means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program, (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any share transfer power(s) of attorney is executed by a person as an executor, administrator, trustee or guardian, agent, on behalf of an officer of a corporation, partnership or association or is executed by any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Musgrove, Amalco or the Depositary, at their discretion, may require additional evidence of authority or additional documentation.

5.	Issuance and Delivery Instructions

The certificates or DRS Advice Statements representing the Amalco Shares to be issued in respect of the Deposited Musgrove Shares will be issued in the name of the person indicated in Box A and delivered to the address indicated in Box A (unless another address has been provided in Box B). If any certificates or DRS Advice Statements representing the Amalco Shares are to be held for pick-up at the offices of the Depositary, complete Box C. If neither Box A nor Box B is completed, any certificates or DRS Advice Statements representing the Amalco Shares, issued in respect of the Deposited Musgrove Shares will be issued in the name of the Registered Shareholder of the Deposited Musgrove Shares and will be mailed to the address of the Registered Shareholder of the Deposited Musgrove Shares as it appears on the securities register of Musgrove. Any certificates or DRS Advice Statements mailed in accordance with this Letter of Transmittal will be deemed to be delivered at the time of mailing.

6.	Lost Certificates/DRS Advice Statements

If a certificate or DRS Advice Statement evidencing Musgrove Shares has been lost, stolen or destroyed, the Registered Shareholder of that certificate or DRS Advice Statement should immediately contact the Depositary by telephone at: 1-800-564-6253 (North American Toll-Free) or 1-514-982-7555 (Collect Outside North America); or by email at:corporateactions@computershare.com.

Upon the making of an affidavit by the Registered Shareholder claiming a certificate or DRS Advice Statement to be lost, stolen or destroyed, the Depositary will deliver in exchange for such lost, stolen or destroyed certificate or DRS Advice Statement, the Amalco Shares to which such Registered Shareholder is entitled pursuant to the Amalgamation. As a condition precedent to the delivery of the Amalco Shares to a Registered Shareholder claiming a certificate or DRS Advice Statement to be lost, stolen or destroyed, the Registered Shareholder shall give a bond satisfactory to Amalco and the Depositary in such amount as Amalco and the Depository may direct, or otherwise indemnify Amalco and the Depositary in a manner satisfactory to Amalco and the Depositary, against any claim that may be made against Amalco or the Depositary with respect to the certificate or DRS Advice Statement alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles of Musgrove, or as required by the Depositary.

7.	Miscellaneous

(a)

If the space on this Letter of Transmittal is insufficient to list all certificates or DRS Advice Statements for Musgrove Shares, additional certificate numbers or DRS Advice Statement numbers and number of Musgrove Shares may be included on a separate signed list affixed to this Letter of Transmittal, which separate schedule must be signed by the Registered Shareholder.

(b)	If Musgrove Shares are registered in different forms (e.g., "John Doe" and "J. Doe") a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits of Musgrove Shares will be accepted and no fractional Amalco Shares will be issued.

(d)	Additional copies of the Letter of Transmittal may be obtained from the Depositary at the address set out on the back of this Letter of Transmittal.

(e)	It is strongly recommended that prior to completing this Letter of Transmittal, the undersigned read the accompanying Circular and discuss any questions with a tax advisor.

8.	Representations

The representations and certifications made by the holders of Musgrove Shares in this Letter of Transmittal will survive the Effective Time.

9.	Privacy Notice from the Depositary

The Depositary is committed to protecting your personal information. In the course of providing services to you and the Depositary's corporate clients, the Depositary receives non-public personal information about you from transactions it performs for you, forms you send to the Depositary, and other communications the Depositary has with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. The Depositary uses this to administer your account, to better serve your and the Depositary's clients' needs and for other lawful purposes relating to the Depositary's services. The Depositary has prepared a Privacy Code to tell you more about its information practices and how your privacy is protected. It is available at the Depositary's website, www.computershare.com, or by writing us at 100 University Ave., Toronto, Ontario, M5J 2Y1. The Depositary will use the information you are providing in this Letter of Transmittal in order to process your request and will treat your signature(s) on this Letter of Transmittal as your consent to the foregoing.

10.	U.S. Status

Each Registered Shareholder must indicate in Box D whether it is a U.S. Person, a person in the United States or a person acting for the account or benefit of a U.S. Person or a person in the United States (a “U.S. Securityholder”). The term "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia. The term "U.S. Person" is as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"). Without limiting the foregoing, a U.S. Person includes, subject to the exceptions set forth in Regulation S, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which any executor or administrator is a U.S. Person, (iv) any trust of which any trustee is a U.S. Person, (iv) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (v) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, and (vi) any partnership or corporation formed under the laws of a non-U.S. jurisdiction by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined under the U.S. Securities Act) that are not natural persons, estates or trusts.

The Depositary for the Amalgamation is:

Computershare Investor Services Inc.

The office of the Depositary is:

By Mail

P.O. Box 7021
31 Adelaide St E
Toronto, ON
M5C 3H2
Attention: Corporate Actions

By Registered Mail, Hand or Courier
100 University Avenue
8th Floor
Toronto, ON
M5J 2Y1
Attention: Corporate Actions

Inquiries

Toll Free (North America): 1-800-564-6253
Overseas: 1-514-982-7555
E-Mail: corporateactions@computershare.com

Any questions and requests for assistance or additional copies of the Circular and the Letter of Transmittal may be directed by the Shareholders to the Depositary at the telephone number and address set out above. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance.